Exhibit 99.1

P.D.C. INNOVATIVE INDUSTRIES, INC. ANNOUNCES EXECUTION OF EXCLUSIVE PATENT SUB-LICENSE AND ROYALTY AGREEMENT WITH MEDICAL MARKETING INNOVATIONS, INC.

         November 25, 2002 Coral Springs, Florida - P.D.C. Innovative Industries, Inc. ("PDC" or the "Company") (OTCBB: PDCI) announced today that it has entered into an exclusive patent sub-license and royalty agreement ("Agreement") with Medical Marketing Innovations, Inc. ("MMI"), for purposes of MMI manufacturing, selling and marketing on a worldwide basis the Company's Hypo-Pro 2000 ("Hypo-Pro"), a patent-pending device designed to decontaminate and dispose of hypodermic needles and syringes after patient use.

         The Agreement provides, in summary, for MMI, at its sole cost and expense, to cause the manufacture, sales and marketing of the Hypo-Pro following such time as when the Hypo-Pro may receive U.S. Food and Drug Administration ("FDA") approval. The Agreement further provides for the Company to receive:

         * a minimum annual royalty fee of $50,000 in year 1 (provided FDA approval is received on or prior to June 30th of the subject calendar year, or the following calendar year if after June 30); $150,000 in year 2; and $500,000 in year 3 and each subsequent year thereafter for the term of the Agreement, which is for approximately 18 years, subject to certain earlier termination provisions set forth therein; and

         * a 20% royalty fee based on the net selling price for each Hypo-Pro unit sold, leased or other disposition during the term of the Agreement, subject to the above-referenced earlier termination provisions.

         The Company's Chief Executive Officer, Michael Hiler, stated "We are very pleased to enter into this agreement with MMI and to formalize our relationship with Messrs. Ronald Epstein and John Carlson, each of whom have previously provided valuable sales and marketing consulting services to the Company. We believe that this Agreement will prove beneficial to both companies and we look forward to a mutually rewarding long-term relationship."

         MMI is a recently formed corporation, currently nominally capitalized, which plans to engage in the marketing of various medical device products, whose management team is presently comprised of Messrs. Epstein, Carlson, and Hiler.

         Mr. Epstein, MMI's Chairman and Chief Executive Officer and until recently, a consultant to the Company, has more than 30 years experience in the health care industry and will provide the overall vision and direction for MMI. In addition to being involved in marketing and sales, he will be responsible for the financing and leasing arrangements of the Hypo-Pro to hospitals, physicians, dentists and clinics, among other potential end-users.

         Since 1986, Mr. Epstein has been the President of Clearlake Financial Corp., an independent leasing company specializing in health care lease/financing, working capital, practice acquisition and asset based loans for physicians, imaging, oncology and surgical centers. He also was the President of MFC Financial Corp., an independent leasing company specializing in the health care industry. MFC was acquired by a public company in 1998.

         Mr. Carlson, MMI's President and a Director, and also until recently, a consultant to the Company, will be responsible for MMI's day-to-day operations. In addition to his marketing and sales activities within the private and governmental sectors, he will be responsible for interfacing with shareholders, prospective investors, press and customer relations. Mr. Carlson continues to meet and interview potential manufacturers of the Hypo-Pro, both domestically and overseas.

         Mr. Carlson is the former Deputy Press Secretary and Acting Press Secretary to Presidents Nixon and Ford, and was appointed and served on various boards and commissions during the Carter, Reagan and prior Bush Administrations. In addition to his media, press and governmental relationships, Mr. Carlson has extensive marketing and sales experience in the U.S. and abroad, particularly in the medical and health care arena. Mr. Carlson served as the President of U.S.A. Medical Services, Inc., one of the largest third party administrators in the U.S. providing medical services to companies and individuals in Latin America. Mr. Carlson also was the co-founder and President of Salud.com, one of the largest health sites on the Internet for the Spanish-speaking world prior to its sale to a third party in approximately October 2000.

         The current shareholders of MMI are Messrs. Epstein, Carlson, Hiler, and PDC, each of whom paid nominal consideration for such shares. Mr. Hiler abstained from voting on the Agreement in his capacity as a member of MMI's Board of Directors. In connection with approving the Agreement on behalf of PDC, Mrs. Sandra Sowers, PDC's President and a PDC director, relinquished her prior right to personally receive any royalties from Hypo-Pro sales under the terms of a prior licensing agreement by and between the estate of David Sowers of which Mrs. Sowers is the personal representative and sole beneficiary, and PDC.

         The Company has retained the services of an outside professional services firm to provide PDC with a fairness opinion to the effect that the Agreement and its terms and related matters are fair to PDC and its shareholders. Such firm has preliminarily and informally concluded that the above-described transaction and terms are fair to PDC and its shareholders.

         As recently discussed by the Company in its public filings with the U.S. Securities and Exchange Commission ("Commission"), the FDA application process is currently anticipated to take approximately 120 days. Prior to submitting the Hypo-Pro to the FDA, the Company will be required at its expense to undertake further laboratory testing of the Hypo-Pro as well as to fund the FDA application process. The Company continues to experience severe liquidity constraints and does not currently have sufficient funds to initiate and complete additional laboratory testing required prior to the submission of the Hypo-Pro to the FDA, or to currently fund the initiation of such FDA approval process. No assurances are given that the Company will secure such needed funds or that the Hypo-Pro will receive FDA approval. Should the Company not be able to secure such necessary funds and obtain FDA approval for such product, the Company and its results of operations will be adversely effected.

         This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. Such statements are subject to risks and uncertainties as discussed from time to time in the Company's public filings with the Commission and press releases which could cause actual results to differ materially from those discussed in the forward looking statements and from historical results of operations. Factors that might cause such a difference include, without limitation: continuing severe liquidity constraints; uncertain ability to meet capital needs; going concern considerations; limited operating history and continuing losses; no revenues from operations; uncertainty of future profitability; no assurances of receiving required regulatory approval of our Hypo-Pro product, without which the Agreement may provide little or no benefit to the Company; substantial additional financing required by MMI to meet its obligations under the Agreement, the availability of which no assurances are given; dependence on Hypo-Pro market acceptance; uncertain ability to protect patents and proprietary technology and information; competition; need for additional management personnel, and as further set forth in our Form 10-KSB for the year ending December 31, 2001 under the heading "Factors That May Effect Future Operating Results", in our press releases and other reports filed with the Commission. In addition to statements which explicitly describe such risks and uncertainties, statements with the terms "believes," "belief," "expects," "plans," "anticipates" and similar statements should be considered uncertain and forward- looking. We undertake no obligation to update any such forward-looking statements.

CONTACT:
P.D.C. Innovative Industries, Inc., Coral Springs
Michael Hiler, 954/341-0092 (Broward)



                                       3